                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-125963

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED AUGUST 25, 2005

(TO PROSPECTUS DATED JULY 25, 2005)

                                  $413,919,844
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                    CHL MORTGAGE PASS-THROUGH TRUST 2005-18
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-18

     This Supplement revises the Prospectus Supplement dated August 25, 2005 to the Prospectus dated July 25, 2005 with respect to the above captioned series of certificates as follows:

     Under "Interest" on page S-36 of the Prospectus Supplement, notwithstanding the information contained in the column titled "Maximum/Minimum Pass-Through Rate", the Maximum Pass-Through Rate for the Class A-6 Certificates is 7.50%.

GOLDMAN, SACHS & CO.                          COUNTRYWIDE SECURITIES CORPORATION

                The date of this Supplement is August 31, 2005.